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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            ------------------------

We consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated January 22, 1999, on our audits of the consolidated financial statements, selected historical consolidated income statement and balance sheet data (other than adjusted assets) and the financial statement schedule of The Goldman Sachs Group, L.P. and Subsidiaries. We also consent to the references to our firm under the captions "Experts", "Summary Consolidated Financial Data", and "Selected Consolidated Financial Data".

/s/ PricewaterhouseCoopers LLP

New York, New York
March 29, 1999.